Exhibit 8.1

SIGNIFICANT SUBSIDIARIES

Our significant subsidiaries are set forth below.

Legal Name	Jurisdiction	Ownership
Ability Computer & Software Industries Ltd.	Israel	100%
Ability Security Systems Ltd.	Israel	100%